As filed with the Securities and Exchange Commission on March 14, 2007
                                                 Registration No. 333-
                                                                      ----------
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                -----------------

                                    FORM S-3
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                                -----------------
                             EURONET WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)
                                -----------------

                    Delaware                       74-2806888
          (State or other jurisdiction          (I.R.S. Employer
               of incorporation)               Identification No.)


                        4601 College Boulevard, Suite 300
                              Leawood, Kansas 66211
                                 (913) 327-4200
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                -----------------
                                Michael J. Brown
                      Chief Executive Officer and President
                             Euronet Worldwide, Inc.
                        4601 College Boulevard, Suite 300
                              Leawood, Kansas 66211
                                 (913) 327-4200
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                -----------------
                                   Copies to:

           Jeffrey B. Newman                   John A. Granda, Esq.
        Executive Vice President            Stinson Morrison Hecker LLP
             and General Counsel          1201 Walnut Street, Suite 2900
        Euronet Worldwide, Inc.             Kansas City, Missouri 64106
     4601 College Boulevard, Suite 300            (816) 842-8600
           Leawood, KS  66211
             (913) 327-4200


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under  the  Securities  Act of  1933,  check  the  following  box and  list  the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------
                                               Proposed              Proposed
                            Amount to be        Maximum               Maximum            Amount of
Title of Securities         Registered       Aggregate Price         Aggregate          Registration
to be Registered            (1)                Per Unit (2)      Offering Price (2)       Fee (2)
-----------------------------------------------------------------------------------------------------
Common Stock, par value      6,374,528           $26.175          $166,853,270.40        $5,122.40
$0.02 per share (3)
-----------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416 of the U.S. Securities Act of 1933 ("Securities Act"), this registration statement also registers such additional shares of common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of determining the registration fee in accordance with to Rule 457(c) under the Securities Act, based on the average of the high and low prices for our common stock on the Nasdaq Global Select Market on March 7, 2007.

(3) Includes associated stock purchase rights. Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the common stock. Pursuant to Rule 457(g) of the Securities Act, no separate fee is payable in connection with such rights.

                                   PROSPECTUS

                               [GRAPHIC OMITTED]

                             Euronet Worldwide, Inc.
                        6,374,528 shares of Common Stock

                             -----------------------

     This prospectus relates to the offer and sale of shares of our common stock from time to time by the selling stockholders. The selling stockholders acquired the shares, as further described in this prospectus under the heading "The
Selling Stockholders," from us in connection with a private placement that closed March 12, 2007.

     The selling stockholders or their permitted transferees or other successors in interest may, but are not required to, sell their common stock in a number of different ways and at varying prices. See "Plan of Distribution" on page 11 for a further description of how the selling stockholders may dispose of the shares covered by this prospectus and any prospectus supplements.

     We will not receive any of the proceeds from sales of common stock made by the selling stockholders pursuant to this prospectus and any prospectus supplements.

     Our common stock is traded on the Nasdaq Global Select Market under the symbol "EEFT." On March 7, 2007, the last reported sale price of our common stock was $27.11 per share.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 2 OF THIS PROSPECTUS AND IN THE DOCUMENTS WE INCORPORATE BY REFERENCE HEREIN.

     Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus and any prospectus supplements are truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is March 14, 2007.

                                TABLE OF CONTENTS

                                                                           Page

ABOUT THIS PROSPECTUS........................................................1
OUR BUSINESS.................................................................1
RISK FACTORS.................................................................2
FORWARD-LOOKING STATEMENTS...................................................2
USE OF PROCEEDS..............................................................3
SELLING STOCKHOLDERS.........................................................3
PLAN OF DISTRIBUTION........................................................11
VALIDITY OF COMMON STOCK....................................................14
EXPERTS.....................................................................14
WHERE YOU CAN FIND MORE INFORMATION.........................................14
INCORPORATION BY REFERENCE..................................................15

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a resale registration statement. The selling stockholders may sell some or all of their shares in one or more transactions from time to time.

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplements. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplements, as well as the information we file with the SEC and incorporate by reference in this prospectus, is accurate only as of the date of the documents containing the information.

     In this prospectus, unless the context otherwise requires, references to "Euronet", "we", "our" and "us" refer to Euronet Worldwide, Inc. and our subsidiaries.

                                  OUR BUSINESS

     We are a leading electronic payments provider, offering automated teller machine ("ATM") and point-of-sale ("POS") operation and management services; card outsourcing services; software solutions; money transfer and bill payment services; and electronic prepaid top-up services to financial institutions, mobile operators and retailers. We operate and service the largest independent pan-European ATM network and the largest national private shared ATM network in India. We are also one of the largest providers of prepaid processing, or top-up services, for prepaid mobile airtime. We have processing centers in the U.S., Europe and Asia and have 17 principal offices in Europe, four in the Asia-Pacific region; four in the U.S. and one in the Middle East. We serve clients in approximately 100 countries. Our executive offices are located in Leawood, Kansas, U.S.

     We operate in three principal business segments:

     o An EFT Processing Segment, in which we process transactions for a network of 8,885 ATMs and more than 44,000 POS terminals across
          Europe, the Middle East, Africa and Asia Pacific. We provide comprehensive electronic payment and transaction processing solutions consisting of ATM network participation; outsourced ATM, POS and card management solutions; and electronic recharge services for prepaid mobile airtime purchases via an ATM or directly from the handset.

     o A Prepaid Processing Segment, through which we provide distribution of prepaid mobile airtime and other prepaid products and collections services. Including terminals owned by unconsolidated subsidiaries, we operate a network of more than 296,000 POS terminals providing electronic processing of prepaid mobile airtime top-up services across more than 161,000 retail locations in the U.S., Europe, Africa and Asia Pacific. This segment also includes our money transfer and bill payment business, Euronet Payments & Remittance, Inc. We provide electronic consumer money transfer services from the U.S. to destinations in Latin America, China, India and the Philippines and most recently from the U.K. to India. We also offer bill payment services to customers within the U.S., the U.K. and Poland.

     o A Software Solutions Segment, through which we offer a suite of integrated electronic financial transaction software solutions for electronic payment and transaction delivery systems. We have added a leading global credit card issuing and merchant acquiring system to our existing portfolio of software solutions through Euronet Essentis Ltd., which was formed upon the 2006 acquisition of U.K.-based Essentis Limited.

     Our principal executive offices are located at 4601 College Boulevard, Suite 300, Leawood, Kansas 66211, and our telephone number is (913) 327-4200.

                                  RISK FACTORS

     Investing in shares of our common stock involves a risk of loss. Before investing in our common stock, you should carefully consider the risk factors described in "Risk Factors" under Item 1A in our periodic filings with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent periodic filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any accompanying offering document and the other information that we have incorporated by reference. Any of these risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business. Statements in or portions of a future document incorporated by reference in this prospectus and any prospectus supplements, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplements and the documents incorporated by reference in this prospectus contain statements that constitute forward-looking statements within the meaning of section 27A of the U.S. Securities Act of 1933 ("Securities Act"), and section 21E of the U.S. Securities Exchange Act of 1934, as amended ("Exchange Act"). All statements other than statements of historical facts included in this prospectus, any prospectus supplements and the documents incorporated by reference in this prospectus are forward-looking statements, including statements regarding the following:

     o    our business plans and financing plans and requirements,

     o    trends   affecting  our  business   plans  and  financing   plans  and
          requirements,

     o    trends affecting our business,

     o the adequacy of capital to meet our capital requirements and expansion plans,

     o    the assumptions underlying our business plans,

     o    business strategy, including pending acquisitions

     o    government regulatory action,

     o the effects of pending acquisitions on our business and financial results,

     o    the plans, intentions or expectations of management,

     o    technological advances, or

     o    projected costs and revenues.

     Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by the words believe, expect, anticipate, intend, estimate and similar expressions. Any forwarding-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus and, in particular, those factors described under "Risk Factors" on page 2 herein. Investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, those referred to herein. Except to the fulfill our obligations under the United States securities laws, we do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

                                 USE OF PROCEEDS

     The proceeds from the sale of the shares of common stock offered in this prospectus and any prospectus supplements are solely for the account of the selling stockholders. We will not receive any of the proceeds from sale of shares of common stock by selling shareholders.

                              SELLING STOCKHOLDERS

     On March 12, 2007, we issued to the selling stockholders named below 6,374,528 shares of our common stock at $25.00 per share in a private placement. This prospectus and any prospectus supplements relate to the resale from time to time of up to a total of 6,374,528 shares of our common stock.

     Except as listed below, none of the selling stockholders had a material relationship with us during the past three years.

     Pursuant to the terms of the private placement transaction, we filed a registration statement, of which this prospectus constitutes a part, in order to permit the selling stockholders to resell to the public the shares of our common stock acquired in connection with that transaction. Each of the selling stockholders has represented to us that the selling stockholder has obtained the shares for the selling stockholder's own account for investment only and not with a view to, or resale in connection with, a distribution of the shares in violation of applicable securities laws.

     The following table regarding selling stockholders is prepared solely based on information supplied to us by the listed selling stockholders or agents of the selling stockholders. We do not know how long the selling stockholders will hold the shares before selling them or how many shares they will sell and we currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale of any shares. Because a selling stockholder may offer by this prospectus and any prospectus supplements all or some part of the common stock which the selling stockholder holds, no estimate can be given as of the date hereof as to the amount of common stock actually to be offered for sale by a selling stockholder. This table sets forth:

     o    the names of the selling stockholders;

     o the number and percent of shares of our common stock that the selling stockholders beneficially owned as of March 12, 2007, before the offering for resale of the shares under this prospectus;

     o the number of shares of our common stock that may be offered for resale for the account of the selling stockholders under this prospectus; and

     o the number and percent of shares of our common stock to be beneficially owned by the selling stockholders after the offering of the resale shares (assuming all of the offered resale shares are sold by the selling stockholders).


----------------------------------------------------------------------------------------------
                                       Shares Beneficially                Shares Beneficially
                                     Owned Prior to Offering              Owned After Offering
                                                              Number of          (29)
---------------------------------------------------------------Shares-------------------------
Selling stockholder                     Number     Percent      Being      Number   Percent
                                                     (30)      Offered                (30)
----------------------------------------------------------------------------------------------
Highbridge International LLC (1)      295,748(1)       *       200,000   95,748(1)     *
----------------------------------------------------------------------------------------------
Enable Growth Partners LP (2)           340,000        *       340,000       0         *
----------------------------------------------------------------------------------------------
Enable Opportunity Partners LP (3)      40,000         *       40,000        0         *
----------------------------------------------------------------------------------------------
Pierce Diversified Strategy             20,000         *       20,000        0         *
Master Fund LLC, Ena (4)
----------------------------------------------------------------------------------------------
S.A.C. Capital Associates, LLC (5)      635,000      1.44%     500,000    135,000      *
----------------------------------------------------------------------------------------------
St. Vincents Foundation (6)               880          *         230        650        *
----------------------------------------------------------------------------------------------
Arkansas Teachers Retirement            85,800         *       22,700      63,100      *
Systems (7)
----------------------------------------------------------------------------------------------
Arkansas Public Employees               38,200         *       10,000      28,200      *
Retirement Systems (8)
----------------------------------------------------------------------------------------------
Baptist Health Springhill (9)(32)        4,980         *        1,300      3,680       *
----------------------------------------------------------------------------------------------
Baptist Health HELP (10)(32)             3,320         *         870       2,450       *
----------------------------------------------------------------------------------------------
Stephens Group, Inc. (11)                 950          *         250        700        *
----------------------------------------------------------------------------------------------
Stephens Investment Holdings, LLC       13,085         *        3,500      9,585       *
(12)(32)
----------------------------------------------------------------------------------------------
Harriet C. Stephens Trust UID            4,140         *        1,100      3,040       *
March 22, 1984 (13)(32)
----------------------------------------------------------------------------------------------




                                       4

----------------------------------------------------------------------------------------------
                                       Shares Beneficially                Shares Beneficially
                                     Owned Prior to Offering              Owned After Offering
                                                              Number of          (29)
---------------------------------------------------------------Shares-------------------------
Selling stockholder                     Number     Percent      Being      Number   Percent
                                                     (30)      Offered                (30)
----------------------------------------------------------------------------------------------
Warren and Harriet Stephens              2,470         *         650       1,820       *
Children's Trust UID September
30, 1987 Jon E.M. Jacoby
Trustee (14)(32)
----------------------------------------------------------------------------------------------
Stephens Small Cap Fund (15)            28,610         *        7,100      21,510      *
----------------------------------------------------------------------------------------------
Hudson Bay Fund LP (16)(32)             90,000         *       90,000        0         *
----------------------------------------------------------------------------------------------
Hudson Bay Overseas Fund LTD            110,000        *       110,000       0         *
(17)(32)
----------------------------------------------------------------------------------------------
Radcliffe SPC, Ltd. for and on          200,000        *       200,000       0         *
behalf of the Class A
Segregated Portfolio (18)
----------------------------------------------------------------------------------------------
AIM Equity Funds on behalf of           662,000      1.50%     662,000       0         *
its Series Portfolio AIM
Capital Development Fund
(19)(32)
----------------------------------------------------------------------------------------------
AIM Funds Group on behalf of            137,788        *       137,788       0         *
its Series Portfolio AIM Small
Cap Equity Fund (20)(32)
----------------------------------------------------------------------------------------------
AIM Variable Insurance Funds            113,000        *       113,000       0         *
on behalf of its Series
Portfolios AIM V.I. Capital
Development Fund (21)(32)
----------------------------------------------------------------------------------------------
AIM Variable Insurance Funds            29,040         *       29,040        0         *
on behalf of its Series
Portfolios AIM V.I. Small Cap
Equity Fund (21)(32)
----------------------------------------------------------------------------------------------
UBS O'Connor LLC fbo O'Connor           200,000        *       200,000       0         *
PIPES Corporate Strategies
Master Limited (22)
----------------------------------------------------------------------------------------------
UBS O'Connor LLC fbo O'Connor           185,000        *       185,000       0         *
Global Convertible Arbitrage
Master Limited (22)
----------------------------------------------------------------------------------------------
UBS O'Connor LLC fbo O'Connor           15,000         *       15,000        0         *
Global Convertible Arbitrage
II Master Limited (22)
----------------------------------------------------------------------------------------------
American Funds Insurance               250,000         *       250,000       0         *
Series--New World Fund (23)
----------------------------------------------------------------------------------------------
SMALLCAP World Fund, Inc. (23)         671,000       1.52%     200,000    471,000    1.07%
----------------------------------------------------------------------------------------------
New World Fund, Inc. (23)            1,055,000       2.39%    1,055,000      0         *
----------------------------------------------------------------------------------------------



                                       5

----------------------------------------------------------------------------------------------
                                       Shares Beneficially                Shares Beneficially
                                     Owned Prior to Offering              Owned After Offering
                                                              Number of          (29)
---------------------------------------------------------------Shares-------------------------
Selling stockholder                     Number     Percent      Being      Number   Percent
                                                     (30)      Offered                (30)
----------------------------------------------------------------------------------------------
Silver Oak Capital LLC (24)(32)    200,000        *       200,000       0         *
----------------------------------------------------------------------------------------------
Portside Growth and                400,000        *       400,000       0         *
Opportunity Fund (25)(32)
----------------------------------------------------------------------------------------------
Mac & Co. (26)                     30,100         *       14,796      15,304      *
----------------------------------------------------------------------------------------------
Calhoun & Co FFC City of           11,082         *        5,410      5,672       *
Dearborn Policemen and Firemen
Revised Retirement Systems (26)
----------------------------------------------------------------------------------------------
Calhoun & Co FFC City of            6,959         *        3,395      3,564       *
Dearborn General Employees
Retirement System (26)
----------------------------------------------------------------------------------------------
William Blair Small Cap Growth    1,122,203     2.97%     548,973    573,230    1.45%
Fund (26)
----------------------------------------------------------------------------------------------
Booth & Co FFC Hartmarx            14,381         *        7,047      7,334       *
Retirement Income Trust (26)
----------------------------------------------------------------------------------------------
Booth & Co FFC Rush University     18,881         *        9,245      9,636       *
Medical Center Endowment
Account (26)
----------------------------------------------------------------------------------------------
Booth & Co FFC Rush University     22,730         *       11,134      11,596      *
Medical Center Pension &
Retirement (26)
----------------------------------------------------------------------------------------------
Magnetar Capital Master Fund,      317,581        *       280,000     37,581      *
Ltd. (27)
----------------------------------------------------------------------------------------------
Capital Ventures International     500,000      1.33%     500,000       0         *
by Heights Capital Management,
Inc., its Authorized Agent
(28)(32)
----------------------------------------------------------------------------------------------


(1) Highbridge International LLC ("Highbridge") also owns $5,000,000 of our 1.625% Convertible Debentures due 2024. Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.

(2) Mitch Levine is the Managing Partner of Enable Growth Partners LP, and as such may be deemed to beneficially own the shares held by Enable Growth Partners LP.

(3) Mitch Levine is the Managing Partner of Enable Opportunity Partners LP, and as such may be deemed to beneficially own the shares held by Enable Opportunity Partners LP.

(4) Mitch Levine is the Managing Partner of Pierce Diversified Strategy Master Fund LLC, Ena, and as such may be deemed to beneficially own the shares held by Pierce Diversified Strategy Master Fund LLC, Ena.

(5) Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC, a Delaware limited liability company ("SAC Capital Advisors"), and S.A.C Capital Management, LLC, a Delaware limited liability company ("SAC Capital Management") share all investment and voting power with respect to the securities held by S.A.C. Capital Associates, LLC. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management and as such may be deemed to beneficially own the shares held by S.A.C. Capital Associates, LLC. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of any of the securities held by S.A.C. Capital Associates, LLC.

(6) Michael W. Nolte is the Chief Operating Officer of Stephens Investment Management Group, LLC, the Investment Advisor of St. Vincents Foundation, and as such may be deemed to beneficially own the shares held by St. Vincents Foundation.

(7) Michael W. Nolte is the Chief Operating Officer of Stephens Investment Management Group, LLC, the Investment Advisor of Arkansas Teachers Retirement Systems, and as such may be deemed to beneficially own the shares held by Arkansas Teachers Retirement Systems.

(8) Michael W. Nolte is the Chief Operating Officer of Stephens Investment Management Group, LLC, the Investment Advisor of Arkansas Public Employees Retirement Systems, and as such may be deemed to beneficially own the shares held by Arkansas Public Employees Retirement Systems.

(9) Michael W. Nolte is the Chief Operating Officer of Stephens Investment Management Group, LLC, the Investment Advisor of Baptist Health Springhill, and as such may be deemed to beneficially own the shares held by Baptist Health Springhill.

(10) Michael W. Nolte is the Chief Operating Officer of Stephens Investment Management Group, LLC, the Investment Advisor of Baptist Health HELP, and as such may be deemed to beneficially own the shares held by Baptist Health HELP.

(11) Michael W. Nolte is the Chief Operating Officer of Stephens Investment Management Group, LLC, the Investment Advisor of Stephens Group, Inc., and as such may be deemed to beneficially own the shares held by Stephens Group, Inc.

(12) Michael W. Nolte is the Chief Operating Officer of Stephens Investment Management Group, LLC, the Investment Advisor of Stephens Investment Holdings, LLC, and as such may be deemed to beneficially own the shares held by Stephens Investment Holdings, LLC.

(13) Michael W. Nolte is the Chief Operating Officer of Stephens Investment Management Group, LLC, the Investment Advisor of Harriet C. Stephens Trust UID March 22, 1984, and as such may be deemed to beneficially own the shares held by Harriet C. Stephens Trust UID March 22, 1984.

(14) Michael W. Nolte is the Chief Operating Officer of Stephens Investment Management Group, LLC, the Investment Advisor of Warren and Harriet Stephens Children's Trust UID September 30, 1987 Jon E.M. Jacoby Trustee, and as such may be deemed to beneficially own the shares held by Warren and Harriet Stephens Children's Trust UID September 30, 1987 Jon E.M. Jacoby Trustee.

(15) Michael W. Nolte is the Chief Operating Officer of Stephens Investment Management Group, LLC, the Investment Advisor of Stephens Small Cap Fund, and as such may be deemed to beneficially own the shares held by Stephens Small Cap Fund.

(16) Sander Gerber, Yoav Roth and John Descas have voting and investment power over the shares held by Hudson Bay Fund LP, and as such may be deemed to beneficially own the shares held by Hudson Bay Fund LP. Each of Sander Gerber, Yoav Roth and John Descas disclaims beneficial ownership of the shares held by Hudson Bay Fund LP.

(17) Sander Gerber, Yoav Roth and John Descas have voting and investment power over the shares held by Hudson Bay Overseas Fund LTD, and as such may be deemed to beneficially own the shares held by Hudson Bay Fund LP. Each of Sander Gerber, Yoav Roth and John Descas disclaims beneficial ownership of the shares held by Hudson Bay Overseas Fund LTD.

(18) Pursuant to an investment management agreement, RG Capital Management, L.P. ("RG Capital") serves as the investment manager of Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio. RGC Management Company, LLC ("Management") is the general partner of RG Capital. Steve Katznelson and Gerald Stahlecker serve as the managing members of Management and as such may be deemed to beneficially own the shares held by Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio. Each of RG Capital, Management and Messrs. Katznelson and Stahlecker disclaims beneficial ownership of the securities owned by Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio.

(19) The members of Proxy Voting Committee of AIM Advisors, Inc., Donna Anderson, Ryan Amerman, Karl Farmer, Glen Hayashi, Edward Kelczynski and Tina Wooten, control the voting of the shares held by AIM Equity Funds on behalf of its series portfolio AIM Capital Development Fund and as such may be deemed to beneficially own the shares held by AIM Equity Funds on behalf of its series portfolio AIM Capital Development Fund. The portfolio managers of the AIM Equity Funds on behalf of its series portfolio AIM Capital Development Fund, Karl F. Farmer, Paul J. Raplicka and Warren Tennan, control the disposition of the shares and as such may be deemed to beneficially own the shares.

(20) The members of Proxy Voting Committee of AIM Advisors, Inc., Donna Anderson, Ryan Amerman, Karl Farmer, Glen Hayashi, Edward Kelczynski and Tina Wooten, control the voting of the shares held by AIM Funds Group, on behalf of its series portfolio AIM Small Cap Equity Fund and as such may be deemed to beneficially own the shares held by AIM Funds Group, on behalf of its series portfolio AIM Small Cap Equity Fund. The portfolio managers of the AIM Funds Group, on behalf of its series portfolio AIM Small Cap Equity Fund, Juliet S. Ellis (lead manager) and Juan R. Hartsfield, control the disposition of the shares and as such may be deemed to beneficially own the shares.

(21) The members of Proxy Voting Committee of AIM Advisors, Inc., Donna Anderson, Ryan Amerman, Karl Farmer, Glen Hayashi, Edward Kelczynski and Tina Wooten, control the voting of the shares held by AIM Variable Insurance Funds, on behalf of its series portfolio AIM V.I. Capital Development Fund and AIM V.I. Small Cap Equity Fund and as such may be deemed to beneficially own the shares held by AIM Variable Insurance Funds, on behalf of its series portfolio AIM V.I. Capital Development Fund and AIM V.I. Small Cap Equity Fund. The portfolio managers of the AIM Variable Insurance Funds, on behalf of its series portfolio AIM V.I. Capital Development Fund and AIM V.I. Small Cap Equity Fund, Juliet S. Ellis (lead manager) and Juan R. Hartsfield, control the disposition of the shares and as such may be deemed to beneficially own the shares.

(22) Jeff Putman is the Portfolio Manager of UBS O'Connor LLC fbo O'Connor PIPES Corporate Strategies Master Limited, UBS O'Connor LLC fbo O'Connor Global Convertible Arbitrage Master Limited and UBS O'Connor LLC fbo O'Connor Global
Convertible Arbitrage II Master Limited and as such controls the voting and investment power of these shares and thus may be deemed to beneficially own the shares held by UBS O'Connor LLC fbo O'Connor PIPES Corporate Strategies Master Limited, UBS O'Connor LLC fbo O'Connor Global Convertible Arbitrage Master Limited and UBS O'Connor LLC fbo O'Connor Global Convertible Arbitrage II Master Limited . Mr. Putman disclaims beneficial ownership of the shares held by UBS O'Connor LLC fbo O'Connor PIPES Corporate Strategies Master Limited, UBS O'Connor LLC fbo O'Connor Global Convertible Arbitrage Master Limited and UBS O'Connor LLC fbo O'Connor Global Convertible Arbitrage II Master Limited .

(23) Capital Research and Management Company ("Capital Research") serves as investment adviser to American Funds Insurance Series--New World Fund, SMALLCAP World Fund, Inc. and New World Fund. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Capital Research may be deemed to be the beneficial owner of all of the shares listed above; however, Capital Research expressly disclaims that it is, in fact, the beneficial owner of such securities. Capital Research is an investment adviser registered under the Investment Advisers Act of 1940.

(24) Silver Oak Capital, L.L.C. holds the shares as nominee for private investment funds and separately managed accounts managed by Angelo, Gordon & Co., L.P. Mr. John M. Angelo and Mr. Michael L. Gordon are controlling members of Silver Oak Capital L.L.C. and, in such capacities, may be deemed to have beneficial ownership over the shares and other securities held for the account of Silver Oak Capital, L.L.C. Mr. Angelo and Mr. Gordon disclaim beneficial ownership of the shares and other securities held by Silver Oak Capital L.L.C.

(25) Ramius Capital Group, L.L.C. ("Ramius Capital") is the investment adviser of Portside Growth and Opportunity Fund ("Portside") and consequently has voting control and investment discretion over securities held by Portside. Ramius Capital disclaims beneficial ownership of the shares held by Portside. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius
Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

(26) Karl Brewer, CFA is the Investment Advisor of Mac & Co., Calhoun & Co FFC City of Dearborn Policemen and Firemen Revised Retirement Systems, Calhoun & Co FFC City of Dearborn General Employees Retirement System, William Blair Small Cap Growth Fund, Booth & Co FFC Hartmarx Retirement Income Trust, Booth & Co FFC Rush University Medical Center Endowment Account, and Booth & Co FFC Rush University Medical Center Pension & Retirement, and as such may be deemed to beneficially own the shares held by Mac & Co., Calhoun & Co FFC City of Dearborn Policemen and Firemen Revised Retirement Systems, Calhoun & Co FFC City of Dearborn General Employees Retirement System, William Blair

Small Cap Growth Fund, Booth & Co FFC Hartmarx Retirement Income Trust, Booth & Co FFC Rush University Medical Center Endowment Account, and Booth & Co FFC Rush University Medical Center Pension & Retirement.

(27) Alec Litowitz, Chief Investment Officer, and Mike Balkin, Senior Managing Director, of Magnetar Financial LLC, the Investment Manager of Magnetar Capital Master Fund, Ltd, have discretionary authority to vote and dispose of the shares held by Magnetar Capital Master Fund, Ltd, and as such may be deemed to beneficially own the shares held by Magnetar Capital Master Fund, Ltd.

(28) Heights Capital Management, Inc., the authorized agent of Capital Ventures International ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.

(29) Includes all of the shares that each selling stockholder may offer under this prospectus.

(30) Assumes the sale of all shares offered in this prospectus and any prospectus supplements and no other purchases or sales of our common stock.

(31) Applicable percentage of ownership is based on 44,100,883 shares of our common stock outstanding on March 12, 2007, adjusted as may be required by rules of the SEC.

(32) Based on information provided by the selling stockholders, Silver Oak Capital LLC, Stephens Investment Holdings, LLC, Warren and Harriet Stephens Children's Trust UID September 30, 1987 Jon E.M. Jacoby Trustee, Harriet C. Stephens Trust UID March 22, 1984, AIM Equity Funds on behalf of its Series Portfolio AIM Capital Development Fund, AIM Funds Group on behalf of its Series Portfolio AIM Small Cap Equity Fund, AIM Variable Insurance Funds on behalf of its Series Portfolios AIM V.I. Capital Development Fund, AIM Variable Insurance Funds on behalf of its Series Portfolios AIM V.I. Small Cap Equity Fund, Portside Growth and Opportunity Fund, Capital Ventures International, Hudson Bay Fund LP and Hudson Bay Overseas Fund LTD are affiliates of broker dealers.

*    Less than 1%.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock offered by this prospectus and any prospectus supplements on any stock exchange, market or trading facility on which the shares are traded or in private transactions, directly to one or more purchasers (including pledgees) or through brokers or dealers who may act solely as agents or who may acquire shares as principals, and will act independently of us in making decisions with respect to the timing, manner and size of each sale.

     The shares may be sold in one or more transactions at:

     o    fixed prices,

     o    prevailing market prices at the time of sale,

     o    prices related to the prevailing market prices,

     o    varying prices determined at the time of sale, or

     o    otherwise negotiated prices.

     The selling stockholders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o settlement of short sales entered into after the date of this prospectus or any prospectus supplements;

     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale;

     o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

     o    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus or any prospectus supplements.

     In connection with the sale of shares of common stock or interests therein, the selling stockholders may, subject to the terms of their agreement with us and applicable law, (i) enter into transactions with brokers, dealers or others, who in turn may engage in short sales of the shares in the course of hedging the positions they assume, (ii) sell short or deliver shares to close out positions or (iii) loan shares to brokers, dealers or others that may in turn sell such shares. The selling stockholders may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer of the shares. The broker-dealer or other financial institution may then resell or transfer these shares through this prospectus and any prospectus supplements. The selling stockholders may also loan or pledge their shares to a broker-dealer or other financial institution. The broker-dealer or other financial institution may sell the shares which are loaned or pursuant to a right to rehypothecate while pledged or, upon a default, the broker-dealer or other financial institution may sell the pledged shares by use of this prospectus and any prospectus supplements. The broker, dealer or other financial institution may use shares pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowing of shares, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowing of shares. We have been advised by the selling stockholders that they have not, as of the date of this prospectus and any prospectus supplements, entered into any arrangement with any agent, broker or dealer for the sale of the shares.

     The selling stockholders may pay usual and customary or specifically negotiated brokerage fees or commissions in connection with their sales. The selling stockholders have agreed not to use the registration statement of which this prospectus and any prospectus supplements forms a part for purposes of an underwritten offering without our consent.

     The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the offer or sale of the common stock offered under the prospectus and any prospectus supplements may be deemed to be underwriters within the meaning of the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the common stock and purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by the selling stockholders or any purchaser relating to the purchase or sale of the common stock under this prospectus or any prospectus supplements shall be treated as an admission that any of them is an underwriter within the meaning of the Securities Act, relating to the sale of any shares of common stock.

     To the extent required by the Securities Act, a prospectus supplement or amendment will be filed and disclose the specific number of shares of common stock to be sold, the name of the selling security holder, the purchase price, the public offering price, the names of any agent or dealer, and any applicable commissions paid or discounts or concessions allowed with respect to a particular offering and other facts material to the transaction.

     Any selling security holder who is a broker-dealer is deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act. Additionally, any selling security holder who is an affiliate of a broker-dealer and (a) did not buy securities in the ordinary course of business;

and (b) at the time of purchase had an agreement or understanding with us to distribute our common stock is deemed to be an underwriter within the meaning of
Section 2(11) of the Securities Act. To our knowledge, none of the selling stockholders are registered broker-dealers. However, we understand based on information provided by selling stockholders that Silver Oak Capital LLC, Stephens Investment Holdings, LLC, Warren and Harriet Stephens Children's Trust UID September 30, 1987 Jon E.M. Jacoby Trustee, Harriet C. Stephens Trust UID March 22, 1984, AIM Equity Funds on behalf of its Series Portfolio AIM Capital Development Fund, AIM Funds Group on behalf of its Series Portfolio AIM Small Cap Equity Fund, AIM Variable Insurance Funds on behalf of its Series Portfolios AIM V.I. Capital Development Fund, AIM Variable Insurance Funds on behalf of its Series Portfolios AIM V.I. Small Cap Equity Fund, Portside Growth and Opportunity Fund and Capital Ventures International are affiliates of broker dealers. To our knowledge, none of the selling stockholders who are affiliates of broker-dealers purchased our common stock outside of the ordinary course of business or, at the time of the purchase of our common stock, had any agreement or understanding, directly or indirectly, with any person to distribute the securities.

     We will make copies of this prospectus and any prospectus supplements available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus and any prospectus supplements to purchasers at or prior to the time of any sale of the shares offered hereby.

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling stockholders will bear all fees and expenses, if any, of counsel or other advisors to the selling stockholders and all commission, brokerage fees and discounts, if any, associated with the sale of the shares.

     We agreed to use commercially reasonable efforts to keep this prospectus effective until the earliest of (i) March 12, 2009; (ii) the date on which all of the selling stockholders may resell all of the shares without restriction pursuant to Rule 144(k) under the Securities Act; or (iii) the date on which all of the selling stockholders have sold all of the shares covered by the registration statement. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     To  our  knowledge,   there  are  currently  no  plans,   arrangements   or
understandings between any selling stockholders and any broker-dealer or agent regarding the sale of our common by the selling stockholders.

     We may suspend the use of this prospectus and any supplements hereto upon any event or circumstance which necessitates the making of any changes in the registration statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that the registration statement, the prospectus and any amendment or supplement thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.

     We cannot assure you that the selling stockholders will sell any or all of the common stock offered hereunder.

                            VALIDITY OF COMMON STOCK

     Certain legal matters in connection with the validity of the issuance of the common stock offered by this prospectus have been passed upon for us by Stinson Morrison Hecker LLP, Kansas City, Missouri.

                                     EXPERTS

     Our consolidated financial statements as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, have been incorporated by reference herein in this registration statement and any prospectus supplements in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and are incorporated by reference herein, in further reliance upon the authority of said firm as experts in accounting and auditing. KPMG's report refers to our adoption of Financial Accounting Standards Board (FASB) No. 123 (Revised), Share-Based Payment.

7                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These filings contain important information which does not appear in this prospectus and any prospectus supplements. You may read and copy any materials we file at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Section of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC Electronic Data Gathering Analysis and Retrieval (EDGAR) system. However, the information on our Internet site is not a part of this prospectus or any prospectus supplements.

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus and any prospectus supplements. This prospectus and any prospectus supplements does not contain all of the information in the registration statement. You should be aware that this prospectus and any prospectus supplements does not contain all of the information contained or incorporated by reference in the registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding
paragraph.   Statements   contained  in  this   prospectus  and  any  prospectus
supplements concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" into this prospectus and any prospectus supplements the information we file with the SEC, which means that we may disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplements. We incorporate by reference into this prospectus and any prospectus supplements the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplements, provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

     o Our Annual Report on Form 10-K for the year ended December 31, 2006 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement).

     o    Our  Definitive  Proxy  Statement  on Schedule  14A filed on April 10,
          2006.

     o Our Current Reports on Form 8-K filed December 7, 2006, December 14, 2006 February 21, 2007, March 6, 2007, March 8, 2007 and March 14,
          2007.

     o The description of our common stock contained in our registration statement on Form 8-A/A, dated November 24, 2004, including any amendment or reports filed for the purpose of updating that description.

     o The description of our preferred stock purchase rights contained in our registration statement on Form 8-A, filed with the SEC on March 24, 2003, including any amendment or reports filed for the purpose of updating that description.

     Any statement incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplements to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any prospectus supplements.

     The following information contained in documents described above is not incorporated herein by reference: (i) information furnished under and exhibits relating to Items 7.01 and 2.02 of our Current Reports on Form 8-K, unless such report specifically provides for such incorporation, (ii) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and (iii) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

     You can obtain documents incorporated by reference in this prospectus and any prospectus supplements (excluding certain exhibits to the documents) at no cost to you by requesting them in writing or by telephone from us at the following address:

                             Euronet Worldwide, Inc.
                            Attn: Corporate Secretary
                             4601 College Boulevard
                                    Suite 300
                              Leawood, Kansas 66211
                                 (913) 327-4200

     Our SEC filings also are available on our Internet website at http://www.euronetworldwide.com. The information on our website is not, and you must not consider the information to be, a part of this prospectus and any prospectus supplements.

     You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplements. We have not authorized anyone to provide you with different information, and you should not rely on any such information. We are not making an offer of these securities in any jurisdiction where an offer or sale of these securities is not permitted. You should not assume that the information in this prospectus, any prospectus supplements, and the documents incorporated by reference herein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.

                                6,374,528 Shares

                             Euronet Worldwide, Inc.

                                  Common Stock

                                 ---------------

                                   PROSPECTUS

                                 ---------------

                                 March 14, 2007



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                                       17

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

     The estimated expenses to be borne by the Registrant in connection with the offering are as follows:

                                                             Amount to Paid
                                                           ------------------
     Securities and Exchange Commission registration fee     $     5,122.40
     Accounting fees and expenses                                  5,000.00
     Legal fees and expenses                                      30,000.00
     Miscellaneous expenses (including printing expenses)         10,000.00
                                                           ------------------
           Total:                                            $    50,122.40

Item 15.   Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Eighth of the Registrant's amended certificate of incorporation and Article VII of the Registrant's bylaws provide for indemnification of the Registrant's directors and officers to the maximum extent permitted by the Delaware General Corporation Law. The Registrant also maintains, and intends to continue to maintain, insurance for the benefit of its directors and officers to insure these persons against certain liabilities, including liabilities under the securities laws.

Item 16.   Exhibits

     The index to exhibits appears immediately following the signature pages to this Registration Statement.

Item 17.   Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and
                    (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
                    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)  That,  for  the  purpose  of  determining   liability  under  the
               Securities Act of 1933 to any purchaser:

               (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               (ii) Each  prospectus  required  to be  filed  pursuant  to  Rule
                    424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement
                    or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on this 14th day of March, 2007.

                               EURONET WORLDWIDE, INC.


                               By:  /s/ Michael J. Brown
                                   ----------------------------------------
                               Name:  Michael J. Brown
                               Title: Chairman of the Board of Directors,
                                      Chief Executive Officer and President

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael J. Brown and Rick L. Weller, and each of them, the undersigned's true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                           Title                        Date
                            Chairman of the Board of Directors,   March 14, 2007
/s/ Michael J. Brown        Chief Executive Officer, President
----------------------      and Director (principal executive
Michael J. Brown            officer)


/s/ Eriberto R. Scocimara   Director                              March 14, 2007
-------------------------
Eriberto R. Scocimara


/s/ Thomas A. McDonnell     Director                              March 14, 2007
----------------------
Thomas A. McDonnell


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

/s/ M. Jeannine Strandjord  Director                              March 14, 2007
--------------------------
M. Jeannine Strandjord


/s/ Andzrej Olechowski      Director                              March 14, 2007
----------------------
Andzrej Olechowski


/s/ Paul S. Althasen        Director                              March 14, 2007
----------------------
Paul S. Althasen


/s/ Andrew B. Schmitt       Director                              March 14, 2007
----------------------
Andrew B. Schmitt

                            Executive Vice President and Chief    March 14, 2007
/s/ Rick L. Weller          Financial Officer (principal
----------------------      financial and accounting
Rick L. Weller              officer)



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

                                  EXHIBIT INDEX

Exhibit
 Number                        Description

  4.1 Securities Purchase Agreement between Euronet Worldwide, Inc. and the selling stockholders dated March 8, 2007 (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on March 14, 2007 and incorporated by reference herein)

  4.2 Certificate of Incorporation of Euronet Worldwide, Inc., as amended (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 on August 10, 2006, and incorporated by reference herein)

  4.3 Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 on December 18, 1996, and incorporated by reference herein)

  4.4 Amendment No. 1 to Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 1997, and incorporated by reference herein)

  4.5     Amendment No. 2 to Bylaws of Euronet Worldwide, Inc. (filed as Exhibit
          3.1 to the Company's Current Report on Form 8-K filed on March 24, 2003, and incorporated by reference herein)

  4.6 Rights Agreement, dated March 21, 2003, by and between Euronet Worldwide, Inc., and EquiServe Trust Company, N.A. (filed as Exhibit
          4.1 to the Company's Current Report on Form 8-K on March 24, 2003, and incorporated by reference herein)

  4.7 First Amendment to Rights Agreement, dated November 28, 2003, by and between Euronet Worldwide, Inc., and EquiServe Trust Company, N.A. (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K on December 4, 2003, and incorporated by reference herein)

  5.1     Opinion of Stinson Morrison Hecker LLP

  23.1    Consent of KPMG LLP

  23.4    Consent of Stinson Morrison Hecker LLP (included in Exhibit 5)

   24     Power of Attorney (included on signature page)



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